Exhibit 99.1

U.S. Auto Parts Reports Fourth Quarter and Full Year 2015 Results

- Continued Emphasis on Private Label Business Drives Q4 Gross Margin up 290 Basis Points to 29.6% and Adjusted EBITDA up 89% to $2.6 million

CARSON, Calif. - March 8, 2016 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, reported results for the fourth quarter and fiscal year ended January 2, 2016. The fourth quarter included 13 weeks versus 14 weeks in the fourth quarter ended January 3, 2015. The fiscal year included 52 weeks versus 53 weeks in the fiscal year ended January 3, 2015. All information and data below excludes AutoMD unless specifically noted, and except for comparable sales, includes the extra week in 2014.

Fourth Quarter 2015 Financial Highlights vs. Year-Ago Quarter

•	Net sales down 4% and comp sales (a non-GAAP measure defined below) up 2% to $67.5 million

•	Gross margin up 290 basis points to 29.6%

•	Adjusted EBITDA (a non-GAAP measure defined below) up 89% to $2.6 million (up 107% excluding extra week in 2014)

Fourth Quarter 2015 Operational Highlights

•	Added 1,860 new private label SKUs

•	Conversion rate increased by 10 basis points to 1.8% versus year-ago quarter

•	Private label comparable net sales (a non-GAAP measure defined below) increased by 11%

Management Commentary
“Q4 marked the eighth consecutive quarter of double-digit year-over-year comp sales growth in our private label business” said Shane Evangelist, CEO of U.S. Auto Parts. “Our continued emphasis on private label, as well as our focus on cost and pricing efficiencies, drove a 89% increase in adjusted EBITDA to $2.6 million. We expect to continue shifting the revenue mix to our higher-margin private label business and leverage our cost infrastructure to expand margins and accelerate bottom-line growth in 2016.”

Exhibit 99.1

Fourth Quarter 2015 Financial Results
Net sales in the fourth quarter of 2015 decreased 4% to $67.5 million compared to $70.5 million in the year-ago quarter. Comparable net sales, which exclude an extra week in the fourth quarter of 2014, as well as sales related to the company's discontinued west coast wholesale operations, increased 2%. The comparable sales increase was largely driven by a 1.6% increase in online marketplace sales to $15.8 million, and an 11% increase in private label sales, partially offset by expected declines in the company's lower-margin branded business.

Gross profit in the fourth quarter of 2015 increased 6% to $20.0 million compared to $18.8 million in the year-ago quarter (up 12% excluding the extra week in 2014). As a percentage of net sales, gross profit increased 290 basis points to 29.6% compared to 26.7%. The increase in gross profit margin was primarily driven by a higher mix of private label sales, which were 63% of net sales compared to 58% in the year-ago quarter. The increase was also driven by strategic pricing initiatives and freight efficiencies.

Total operating expenses in the fourth quarter decreased 4% to $19.7 million compared to $20.5 million in the year-ago quarter (up less than 1% excluding the extra week in 2014). As a percentage of net sales, operating expenses increased slightly to 29.2% compared to 29.1% in the year-ago quarter.

Adjusted EBITDA in the fourth quarter of 2015 increased 89% to $2.6 million compared to $1.4 million in the year-ago quarter (up 107% excluding extra week in 2014). As a percentage of net sales, adjusted EBITDA increased 190 basis points to 3.9% compared to 2.0%. The significant increase was driven by the aforementioned improvements in gross margin and operating efficiencies.

Net loss in the fourth quarter was $0.1 million, compared to a net loss of $2.0 million in the year-ago quarter.

At January 2, 2016, cash and cash equivalents totaled $1.5 million compared to $0.8 million at January 3, 2015. Total debt was $11.8 million compared to $11.0 million at January 3, 2015.

Key Operating Metrics

	Q4 2015	Q4 2014	Q3 2015
Conversion Rate [1]	1.78%	1.67%	1.75%
Customer Acquisition Cost [1]	$7.95	$7.46	$7.65
Marketing Spend (% Online Sales) [1]	7.7%	7.2%	7.8%
Unique Visitors (millions) [1]	27.6	29.3	29.3
Number of Orders - E-commerce only (thousands)	492	490	511
Number of Orders - Online Marketplace (thousands)	246	251	244
Total Number of Internet Orders (thousands)	738	741	755
Revenue Capture (% Sales) [2]	85.8%	85.6%	85.3%
Average Order Value - E-commerce only	$106	$112	$109
Average Order Value - Online Marketplace	$71	$68	$70
Average Order Value - Total Internet Orders	$94	$97	$96

1.	Excludes online marketplaces and media properties (e.g. AutoMD).

2.
Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment and excludes online marketplaces and media properties (e.g. AutoMD).

Exhibit 99.1

Full Year Financial Results
Net sales in 2015 increased 3% to $290.8 million compared to $283.2 million in 2014. Comparable net sales increased 6% compared to the prior year.

Gross profit in 2015 increased 6% to $83.2 million compared to $78.2 million in 2014. As a percentage of net sales, gross profit increased 100 basis points to 28.6% compared to 27.6%.

Total operating expenses in 2015 increased to $82.0 million compared to $81.9 million in 2014. As a percentage of net sales, operating expenses decreased 70 basis points to 28.2% compared to 28.9%.

Adjusted EBITDA in 2015 increased 20% to $10.0 million compared to $8.4 million in 2014. As a percentage of net sales, adjusted EBITDA increased 40 basis points to 3.4% compared to 3.0%.

Net loss in 2015 was $0.1 million, compared to a net loss of $4.9 million in 2014.

2016 Outlook
U.S. Auto Parts expects net sales to be up low to mid-single digits on a percentage basis compared to 2015, and Adjusted EBITDA to range between $11.5 and $14.0 million, a 15% to 40% increase from the prior year. The company also continues to expect gross margin expansion and double-digit private label sales growth in 2016.

Conference Call
U.S. Auto Parts will conduct a conference call today at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss its financial results for the fourth quarter and full year ended January 2, 2016.

The company’s CEO Shane Evangelist and CFO Neil Watanabe will host the conference call, followed by a question and answer period.

Date: Tuesday, March 8, 2016
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 877-407-9039
International dial-in number: 201-689-8470
Conference ID: 13630392

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay via the investor relations section of the company’s website at www.usautoparts.net.

A telephone replay of the conference call will also be available on the same day through March 22, 2016.

Toll-free replay number: 877-870-5176
International replay number: 858-384-5517
Replay ID: 13630392
About U.S. Auto Parts Network, Inc.
Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites include www.autopartswarehouse.com, www.jcwhitney.com, and www.AutoMD.com as well as the Company's corporate website at www.usautoparts.net. U.S. Auto Parts is headquartered in Carson, California.

Exhibit 99.1

Non-GAAP Financial Measures
Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” and "Comparable net sales" which are non-GAAP financial measures. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; and (f) restructuring costs. Comparable net sales, which includes private label comparable net sales, consists of overall net sales excluding the fourteenth week in the fourth quarter of 2014 as well as the West Coast Wholesale operations from last year's sales number, due to its closure as part of the consolidation and elimination of our Carson, California, Distribution Center. Wholesale sales are included in the Company's offline sales. Management defines comparable net sales as a comparison of the Company's net sales in the current period to those in prior periods with the same operating facilities.
The Company believes that these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.
Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense, as well as items that are not expected to be recurring. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry. Management uses comparable net sales as a means of comparing the Company's net sales in the current period to those in prior periods with the same operating facilities.
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.
Comparable net sales was calculated by excluding $3.64 million in sales related to the final week of the quarter and full year ended January 3, 2015, as well as $0.46 million and $4.35 million in sales related to the West Coast Wholesale operations from the quarter and full year ended January 3, 2015, respectively. Comparable net sales included private label comparable net sales which was calculated by excluding $2.0 million in private label sales related to the final week of the quarter and full year ended January 3, 2015, as well as the aforementioned sales related to the West Coast Wholesale operations from the quarter and full year ended January 3, 2015.

Exhibit 99.1

Safe Harbor Statement
This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in our credit agreement, the weather, and and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Company Contacts:
Neil T. Watanabe, Chief Financial Officer
U.S. Auto Parts Network, Inc.
(424) 702-1455 x421
nwatanabe@usautoparts.com

Investor Relations:
Cody Slach or Sean Mansouri
Liolios
949-574-3860
PRTS@liolios.com

Exhibit 99.1

Summarized segment information for our continuing operations from the two reportable segments for the periods presented is as follows (in millions):

	Thirteen Weeks Ended January 2, 2016			Fourteen Weeks Ended January 3, 2015
	Base USAP	AMD	Consol	Base USAP	AMD	Consol
Net sales	$67.52	$0.07	$67.59	$70.49	$0.07	$70.57
Gross profit	$19.98	$0.07	$20.05	$18.84	$0.07	$18.92
	29.6%	100.0%	29.7%	26.7%	100.0%	26.8%
Operating expenses	$19.72	$1.03	$20.75	$20.49	$0.68	$21.17
	29.2%	—%	30.7%	29.1%	—%	30.0%
Income (loss) from operations	$0.26	$(0.96)	$(0.71)	$(1.65)	$(0.60)	$(2.25)
	0.4%	—%	(1.1)%	(2.3)%	—%	(3.2)%
Net income (loss)	$(0.07)	$(0.73)	$(0.80)	$(2.01)	$(0.60)	$(2.61)
	(0.1)%	—%	(1.2)%	(2.9)%	—%	(3.7)%
Adjusted EBITDA	$2.60	$(0.60)	$2.00	$1.37	$(0.19)	$1.18
	3.9%	—%	3.0%	2.0%	—%	1.7%

	Fifty-two Weeks Ended January 2, 2016			Fifty-three Weeks Ended January 3, 2015
	Base USAP	AMD	Consol	Base USAP	AMD	Consol
Net sales	$290.83	$0.26	$291.09	$283.21	$0.30	$283.51
Gross profit	$83.18	$0.26	$83.43	$78.15	$0.30	$78.45
	28.6%	100.0%	28.7%	27.6%	100.0%	27.7%
Operating expenses	$82.04	$3.45	$85.49	$81.89	$2.48	$84.36
	28.2%	—%	29.4%	28.9%	—%	29.8%
Income (loss) from operations	$1.13	$(3.19)	$(2.06)	$(3.73)	$(2.18)	$(5.91)
	0.4%	—%	(0.7)%	(1.3)%	—%	(2.1)%
Net income (loss)	$(0.14)	$(2.29)	$(2.42)	$(4.91)	$(2.18)	$(7.09)
	—%	—%	(0.8)%	(1.7)%	—%	(2.5)%
Adjusted EBITDA	$10.03	$(1.66)	$8.37	$8.38	$(0.48)	$7.90
	3.4%	—%	2.9%	3.0%	—%	2.8%

Exhibit 99.1

The tables below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended			Fourteen Weeks Ended
	January 2, 2016			January 3, 2015
	Base USAP	AMD	Consolidated	Base USAP	AMD	Consolidated

Net loss	$(65)	$(733)	$(798)	$(2,010)	$(603)	$(2,613)
Depreciation & amortization	1,570	322	1,892	1,676	414	2,090
Amortization of intangible assets	110	9	119	106	—	106
Interest expense, net	300	—	300	327	—	327
Taxes	21	(230)	(209)	69	1	70
EBITDA	$1,936	$(632)	$1,304	$168	$(188)	$(20)
Stock comp expense	$659	$34	$693	$685	$(5)	$680
Inventory write-down related to Carson closure	—	—	—	102	—	102
Restructuring costs	—	—	—	419	—	419
Adjusted EBITDA	$2,595	$(598)	$1,997	$1,374	$(193)	$1,181

	Year Ended
	January 2, 2016			January 3, 2015
	Base USAP	AMD	Consolidated	Base USAP	AMD	Consolidated

Net loss	$(136)	$(2,288)	$(2,424)	$(4,907)	$(2,179)	$(7,086)
Depreciation & amortization	6,141	1,369	7,510	7,230	1,693	8,923
Amortization of intangible assets	431	33	464	422	—	422
Interest expense, net	1,208	—	1,208	1,101	—	1,101
Taxes	88	(899)	(811)	137	1	138
EBITDA	$7,732	$(1,785)	$5,947	$3,983	$(485)	$3,498
Stock comp expense	$2,297	$122	$2,419	$2,367	$4	$2,371
Inventory write-down related to Carson closure	—	—	—	897	—	897
Restructuring costs	—	—	—	1,137	—	1,137
Adjusted EBITDA	$10,029	$(1,663)	$8,366	$8,384	$(481)	$7,903

Exhibit 99.1

The tables below reconcile the high and low ends of our projected range of net loss to projected Adjusted EBITDA for the periods presented (in thousands):

High End	Year Ended December 31, 2016
	Base USAP	AMD	Consolidated

Net income (loss)	$3,603	$(3,448)	$155
Depreciation & amortization	5,682	1,299	$6,981
Amortization of intangible assets	428	32	$460
Interest expense, net	1,030	—	$1,030
Taxes	232	—	$232
EBITDA	$10,975	$(2,117)	$8,858
Stock comp expense	$3,081	$118	$3,199
Adjusted EBITDA	$14,056	$(1,999)	$12,057

Low End	Year Ended December 31, 2016
	Base USAP	AMD	Consolidated

Net income (loss)	$1,127	$(3,448)	$(2,321)
Depreciation & amortization	5,682	1,299	$6,981
Amortization of intangible assets	428	32	$460
Interest expense, net	1,030	—	$1,030
Taxes	232	—	$232
EBITDA	$8,499	$(2,117)	$6,382
Stock comp expense	$3,081	$118	$3,199
Adjusted EBITDA	$11,580	$(1,999)	$9,581

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS
(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended	Fourteen Weeks Ended	Year Ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
Net sales	$67,593	$70,568	$291,091	$283,508
Cost of sales (1)	47,547	51,653	207,657	205,058
Gross profit	20,046	18,915	83,434	78,450
Operating expenses:
Marketing	10,595	10,652	43,279	42,008
General and administrative	3,552	4,169	16,509	16,701
Fulfillment	5,318	5,017	20,237	20,368
Technology	1,170	1,223	5,000	4,863
Amortization of intangible assets	119	106	464	422
Total operating expenses	20,754	21,167	85,489	84,362
Loss from operations	(708)	(2,252)	(2,055)	(5,912)
Other income (expense):
Other income, net	(5)	26	36	65
Interest expense	(294)	(317)	(1,216)	(1,101)
Total other expense, net	(299)	(291)	(1,180)	(1,036)
Loss before income taxes	(1,007)	(2,543)	(3,235)	(6,948)
Income tax (benefit) provision	(209)	70	(811)	138
Net loss including noncontrolling interests	(798)	(2,613)	(2,424)	(7,086)
Net loss attributable to noncontrolling interests	(344)	(207)	(1,143)	(207)
Net income (loss) attributable to U.S. Auto Parts	(454)	(2,406)	(1,281)	(6,879)
Other comprehensive loss attributable to U.S. Auto Parts, net of tax:
Foreign currency translation adjustments	86	—	36	20
Actuarial loss on defined benefit plan	44	(106)	44	(106)
Total other comprehensive loss attributable to U.S. Auto Parts	130	(106)	80	(86)
Comprehensive loss attributable to U.S. Auto Parts	$(324)	$(2,512)	$(1,201)	$(6,965)
Basic and diluted net loss per share	$(0.01)	$(0.07)	$(0.04)	$(0.21)
Shares used in the computation of basic and diluted earnings per share	34,084	33,573	33,946	33,489

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands, Except Par and Liquidation Value)

	January 2, 2016	January 3, 2015
ASSETS
Current assets:
Cash and cash equivalents	$5,537	$7,653
Short-term investments	65	62
Accounts receivable, net of allowances of $17 and $41 at January 2, 2016 and January 3, 2015, respectively	3,236	3,804
Inventory	51,216	48,362
Other current assets	2,369	2,669
Total current assets	62,423	62,550
Property and equipment, net	18,431	16,966
Intangible assets, net	1,476	1,707
Other non-current assets	1,320	1,684
Total assets	$83,650	$82,907
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,523	$25,362
Accrued expenses	7,267	7,747
Revolving loan payable	11,759	11,022
Current portion of capital leases payable	521	269
Other current liabilities	3,748	3,505
Total current liabilities	48,818	47,905
Capital leases payable, net of current portion	10,168	9,270
Deferred income taxes	944	1,618
Other non-current liabilities	1,577	1,891
Total liabilities	61,507	60,684
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 4,150 and 4,150 shares issued and outstanding at January 2, 2016 and January 3, 2015, respectively	4	4
Common stock, $0.001 par value; 100,000 shares authorized; 34,137 and 33,624 shares issued and outstanding at January 2, 2016 and January 3, 2015, respectively	34	33
Additional paid-in capital	176,873	174,369
Accumulated other comprehensive income	440	360
Accumulated deficit	(157,011)	(155,489)
Total stockholders’ equity	20,340	19,277
Noncontrolling interest	1,803	2,946
Total equity	22,143	22,223
Total liabilities and stockholders’ equity	$83,650	$82,907

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, In Thousands)

	Year Ended
	January 2, 2016	January 3, 2015
Operating activities
Net loss including noncontrolling interests	$(2,424)	$(7,086)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	7,510	8,923
Amortization of intangible assets	464	422
Deferred income taxes	(906)	74
Share-based compensation expense	2,419	2,371
Stock awards issued for non-employee director service	2	—
Amortization of deferred financing costs	82	81
Loss (gain) from disposition of assets	(13)	(96)
Changes in operating assets and liabilities:
Accounts receivable	568	1,105
Inventory	(2,854)	(11,412)
Other current assets	262	471
Other non-current assets	225	(39)
Accounts payable and accrued expenses	119	6,992
Other current liabilities	475	(302)
Other non-current liabilities	(184)	(261)
Net cash provided by (used in) operating activities	5,745	1,243
Investing activities
Additions to property and equipment	(7,780)	(5,556)
Proceeds from sale of property and equipment	13	27
Cash paid for intangibles	(25)	(200)
Proceeds from sale of marketable securities and investments	—	745
Purchases of marketable securities and investments	—	(746)
Net cash used in investing activities	(7,792)	(5,730)
Financing activities
Proceeds from revolving loan payable	15,637	19,506
Payments made on revolving loan payable	(14,900)	(15,258)
Proceeds from sale of equity in subsidiary	—	7,000
Payments on capital leases	$(438)	$(232)
Statutory tax witholding payment for share-based compensation	(438)	—
Proceeds from exercise of stock options	$134	$295
Payment of liabilities related to financing activities	$(100)	$—
Net cash provided by (used in) financing activities	(105)	11,311
Effect of exchange rate changes on cash	36	11
Net change in cash and cash equivalents	(2,116)	6,835
Cash and cash equivalents, beginning of period	$7,653	$818
Cash and cash equivalents, end of period	5,537	7,653
Supplemental disclosure of non-cash investing and financing activities:
Accrued asset purchases	$708	$1,232
Accrued intangible asset purchases	$125	$—
Property acquired under capital lease	$1,588	$—
Unrealized gain on investments	$—	$—
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$104	$60
Cash paid during the period for interest	$1,145	$1,029